Exhibit 10.2


                                   Bridge Note

$3,700.00                         April 7, 2003         Beverly Hills, CA  90212



For value received, pollution Riddle Records, Inc. promises to pay to Jacques Tizabi the sum of $3,700.00 with 5% interest annually. This note is payable upon the sooner of: April 7, 2004 or upon the company raising additional funds of more than US$50,000.00. The note may be extended by mutual consent. Principal and interest are payable in lawful money of the United States of America.


/s/  Jacques Tizabi
-------------------------
Jacques Tizabi
CEO
Riddle Records